Exhibit 1.1

10,281,240 Class Z Ordinary Shares

(par value US$0.0001 per share)

BILIBILI INC.

UNDERWRITING AGREEMENT

May 21, 2025

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West, Kowloon

Hong Kong

Ladies and Gentlemen:

Bilibili Inc., an exempted company incorporated in the Cayman Islands (the “Company”), is entering into this Agreement with Goldman Sachs (Asia) L.L.C. and Morgan Stanley Asia Limited (collectively, the “Underwriters”) with respect to the offer and sale of 10,281,240 Class Z ordinary shares, par value of US$0.0001 per share, of the Company (the “Shares”). The offer and sale of the Shares (the “Offering”) have been registered pursuant to the Registration Statement (as defined below), and are being offered and sold pursuant to the Registration Statement and the Prospectus (as defined below). For the avoidance of doubt, there is no new issuance of Shares in the Offering.

The Company is concurrently offering (the “Notes Offering”), in a private placement under Rule 144A of the Securities Act (as defined below), up to US$600,000,000 principal amount (or US$690,000,000 if the Purchasers exercises their option to purchase additional notes in full) of its 0.625% Convertible Senior Notes due 2030 (the “Notes”) to be issued under an indenture (the “Notes Indenture”), to be dated as of May 23, 2025, among the Company, Deutsche Bank Trust Company Americas, as trustee and Deutsche Bank AG, Hong Kong Branch, as registrar, paying agent, transfer agent and conversion agent. On the date hereof, the Company will enter into a purchase agreement (the “Notes Purchase Agreement”) with Goldman Sachs (Asia) L.L.C., Morgan Stanley Asia Limited, J.P. Morgan Securities LLC and UBS AG Hong Kong Branch, as representatives of the Purchasers (as defined in the Notes Purchase Agreement).

The Shares are being offered and sold by the Underwriters, each acting severally on behalf of itself and/or its respective affiliates, which Shares are borrowed by the underwriters from non-affiliate third parties. The Underwriters will use the resulting short position to facilitate hedging transactions by certain investors subscribing for the Notes in the Notes Offering, conducted in reliance on the exemption from registration provided by Rule 144A under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), who employ a convertible arbitrage strategy (the “Convertible Arbitrage Investors”). The underwriters are concurrently entering into privately negotiated derivative transactions relating to the Shares with Convertible Arbitrage Investors, enabling these investors to establish initial short positions in the Shares to hedge their market risk in the Notes.

The Company is concurrently purchasing approximately 5,588,140 Shares sold in the Offering. The repurchased Shares will be cancelled.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-269158), including a prospectus, on Form F-3, relating to certain securities (the “Shelf Securities”), including the Shares, to be issued from time to time by the Company or sold from time to time by certain selling security holders. The registration statement relating to the Shares, as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated January 9, 2023 in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Shares in the form first used to confirm sales of the Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means the preliminary prospectus supplement specifically related to the Shares dated May 21, 2025 (including the Base Prospectus). The Company has filed, in accordance with Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A to register the Shares (the “Exchange Act Registration Statement”).

For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the preliminary prospectus together with the documents and pricing information set forth in Schedule I hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Base Prospectus,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, any preliminary prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are deemed to be incorporated by reference therein.

The Company hereby agrees with the Underwriters as follows:

1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) Effectiveness of Registration Statement. The Registration Statement and any amendment thereto has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) eligible to use the Registration Statement as an automatic shelf registration statement as defined in Rule 405 under the Securities Act and the Company has not received notice that the Commission objects to the use of the Registration Statement as an automatic shelf registration statement. The Company has complied with each request, if any, from the Commission for additional information.

(b) Compliance with Securities Law. (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus, including, but not limited to, the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the Commission pursuant to the Exchange Act on March 25, 2025 (the “Annual Report”), complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which there were made, not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iv) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the Offering when the Prospectus is not yet available to prospective purchasers and at May 23, 2025 (as such date may be postponed by agreement between the Underwriters and the Company, the “Closing Date”), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (v) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information furnished to the Company in writing by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 6(b) hereof.

(c) Ineligible Issuer Status and Issuer Free Writing Prospectus. The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriters, prepare, use or refer to, any free writing prospectus. The Company has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. As of the time of each sale of the Shares in connection with the Offering when the Prospectus is not yet available to prospective purchasers, no free writing prospectuses, when considered together with the Time of Sale Prospectus, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) Good Standing of the Company. The Company has been duly incorporated, is validly existing as an exempted company with limited liability in good standing under the laws of the Cayman Islands, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, results of operations, business or prospects of the Company and its subsidiaries and Affiliated Entities (as defined below), taken as a whole, or on the ability of the Company and its subsidiaries and Affiliated Entities to carry out their obligations under this Agreement (a “Material Adverse Effect”). The currently effective memorandum and articles of association or other constitutive or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. No change will be made to any such constitutive documents on or after the date of this Agreement through and including the Closing Date.

(e) Subsidiaries and Affiliated Entities. Each of the Company’s direct and indirect subsidiaries identified on Schedule II-A hereto (each a “Subsidiary” and collectively, the “Subsidiaries”), and the entities identified on Schedule II-B hereto through which the Company conducts its operations in the People’s Republic of China (“PRC”) by way of contractual arrangements (the “Affiliated Entities”), has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; all of the equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are fully paid (to the extent due and payable) and non-assessable and are free and clear of all liens, encumbrances, equities or claims; all of the equity interests in each of the Affiliated Entities have been duly and validly authorized and issued, are fully paid (to the extent due and payable) and non-assessable and are owned as described in the Time of Sale Prospectus, free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary or Affiliated Entity was issued in violation of preemptive or similar rights of any security holder of such Subsidiary or Affiliated Entity. All of the constitutive or organizational documents of each of the Subsidiaries and Affiliated Entities comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries and Affiliated Entities, the Company has no direct or indirect subsidiary or any other company over which it has direct or indirect effective control that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X or that is otherwise material to the Company.

(f) Corporate Structure Contracts and Ownership Structure.

(i) The description of the corporate structure of the Company and the various contracts among the Subsidiaries, the shareholders of the Affiliated Entities and the Affiliated Entities, as the case may be (each a “Corporate Structure Contract” and collectively the “Corporate Structure Contracts”), as set forth in the Time of Sale Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 4.5 through 4.11 to the Annual Report is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading in any material respect. There is no other material agreement, contract or other material document relating to the corporate structure or the operation of the Company together with its Subsidiaries and the Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Time of Sale Prospectus.

(ii) Each Corporate Structure Contract has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Enforcement Limitations”). No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any Corporate Structure Contract by the parties thereto, except as already obtained or disclosed in the Time of Sale Prospectus and the Prospectus; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. The corporate structure of the Company complies with all applicable PRC laws and regulations, and neither the corporate structure of the Company nor the Corporate Structure Contracts violate, breach, contravene or otherwise conflict with any applicable PRC laws. There is no legal or governmental proceeding, inquiry or investigation pending against the Company or any of its Subsidiaries or Affiliated Entities or shareholders of the Affiliated Entities in any jurisdiction challenging the validity of any of the Corporate Structure Contracts, and to the knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(iii) The execution, delivery and performance of each Corporate Structure Contract by the parties thereto do not breach or violate any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of its Subsidiaries or Affiliated Entities pursuant to (i) the constitutive or organizational documents of the Company or any of its Subsidiaries or Affiliated Entities, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or Affiliated Entities or any of their properties, or any arbitration award, or (iii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Subsidiaries or Affiliated Entities is a party or by which the Company or any of its Subsidiaries or Affiliated Entities is bound or to which any of the properties of the Company or any of its Subsidiaries or Affiliated Entities is subject, except, in the cases of (ii) and (iii), for such breach or violation that would not have a Material Adverse Effect. Each Corporate Structure Contract is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such Corporate Structure Contract. Neither the Company nor, to the knowledge of the Company, the other parties to any of the Corporate Structure Contracts has sent or received any communication regarding termination of, or intention not to renew, any of the Corporate Structure Contracts, and no such termination or non-renewal has been threatened by any of the parties thereto.

(iv) The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the Affiliated Entities, through its rights to authorize the shareholders of the Affiliated Entities to exercise their voting rights.

(g) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(h) [Intentionally Left Blank]

(i) Due Authorization of Registration Statement. The Registration Statement, the preliminary prospectus, the Prospectus and any issuer free writing prospectus, and the filing of the Registration Statement, the Prospectus and any issuer free writing prospectus with the Commission have been duly authorized by and on behalf of the Company, and the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(j) Share Capital. The authorized share capital of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.

(k) Ordinary Shares.

(i) As of the date hereof, the Company has authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization and Indebtedness” and “Description of Share Capital” and, as of the Closing Date, the Company shall have authorized and outstanding capitalization as set forth in the sections of the Time of Sale Prospectus and the Prospectus under the headings “Capitalization” and “Description of Share Capital.”

(ii) Except as described in the Time of Sale Prospectus, there are (A) no outstanding securities issued by the Company convertible into or exchangeable for, rights, warrants or options to acquire from the Company, or obligations of the Company to issue, Shares or any other share capital of the Company and (B) no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any share capital of, or any direct interest in, any of the Company’s Subsidiaries or the Affiliated Entities.

(l) Shares.

(i) The Shares subject to this Offering have been duly authorized and are validly issued, fully paid and non-assessable and not subject to any preemptive rights, resale rights, rights of first refusal or similar rights. The Shares are free of any restriction upon the voting or transfer thereof pursuant to the Company’s constitutive documents or any agreement or other instrument to which the Company is a party.

(ii) Except as described in the Time of Sale Prospectus and the Prospectus, there are no restrictions on subsequent transfers of the Shares under the laws of the Cayman Islands, the PRC or the United States.

(m) Accurate Disclosure. The statements in the Time of Sale Prospectus and the Prospectus under the headings “Prospectus Summary,” “Prospectus Supplement Summary,” “Risk Factors,” “Enforceability of Civil Liabilities,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Share Capital,” “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate, complete and fair summaries of such matters described therein in all material respects. The proceeding sentence, insofar as it relates to statements in the Time of Sale Prospectus and the Prospectus under the heading “Underwriting,” does not apply to information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the Underwriter Information described as such in Section 6(b) hereof.

(n) Listing. The Shares are duly listed on the Main Board of The Stock Exchange of Hong Kong Limited (the “Hong Kong Stock Exchange”).

(o) Compliance with Listing Rules. The Company is in compliance with, and will comply with, the applicable requirements of the Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited (the “Listing Rules”) with respect to the Shares, and the Company will comply with the applicable requirements of the Listing Rules in connection with the Offering.

(p) Compliance with Law, Constitutive Documents and Contracts. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries or Affiliated Entities is (i) in breach of or in default under any laws, statutes, regulations, rules, judgments, orders, decrees or writs, guidelines or notices of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or Affiliated Entities or any of their respective properties, assets or operations (each, a “Governmental Entity”) (including, but not limited to, any applicable law concerning the dissemination of information over the Internet and user privacy protection), (ii) in violation of its constitutive or organizational documents, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company any of its subsidiaries or Affiliated Entities is subject, except in the case of (i) and (iii) above, where any such breach or default would not, individually or in aggregate, have Material Adverse Effect.

(q) Inside Information. None of the Company or any of its Subsidiaries or Affiliated Entities is in possession of any inside information (as defined in section 307A of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”)) relating to the Company, its Subsidiaries or Affiliated Entities or their respective businesses required to be disclosed under the SFO; none of the financial information relating to the Company shared by the Company to the Underwriters is considered inside information.

(r) Absence of Defaults and Conflicts Resulting from Transaction. The execution and delivery by the Company of and the performance by the Company of its obligations under this Agreement will not contravene (i) any provision of applicable law, statute, rule or regulations (including but not limited to the Exchange Act, the Listing Rules, the Hong Kong Code on Takeovers and Mergers, the Hong Kong Code on Share Buy-backs published by the Securities and Futures Commission of Hong Kong) or the memorandum and articles of association or other constitutive documents of the Company, (ii) any agreement or other instrument binding upon the Company or any of its subsidiaries or Affiliated Entities that is material to the Company and its subsidiaries and Affiliated Entities, taken as a whole, or (iii) any judgment, order or decree of any Governmental Entity, except, in the cases of (ii) and (iii) above, for such contravention that would not have a Material Adverse Effect; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except as may be required by the securities or Blue Sky laws of the various states of the United States of America in connection with the offer and sale of the Shares.

(s) No Material Adverse Change in Business. Since the end of the period covered by the latest audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus (i) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries and Affiliated Entities, taken as a whole; (ii) there has been no purchase of its own outstanding share capital by the Company, and no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital; (iii) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, there has been no material adverse change in the share capital, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries; (iv) except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, neither the Company nor any of its subsidiaries and Affiliated Entities has (1) entered into or assumed any material transaction or agreement, (2) incurred, assumed or acquired any material liability or obligation, direct or contingent, that is not disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, (3) acquired or disposed of or agreed to acquire or dispose of any business or any other asset; or (4) agreed to take any of the foregoing actions, that would, in the case of any of clauses (1) through (3) above, have a Material Adverse Effect and that are not otherwise described in the Time of Sale Prospectus; and (v) neither the Company nor any of its Subsidiaries or Affiliated Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(t) No pending proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) to which the Company or any of its subsidiaries or Affiliated Entities or any of their executive officers or directors is a party or to which any of the properties of the Company or any of its subsidiaries or Affiliated Entities is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a Material Adverse Effect, or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.

(u) Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(v) Investment Company Act. The Company is not, and after giving effect to the offer and sale of the Shares, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w) Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries and Affiliated Entities is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws; and neither the Company nor any of the Group Entities is aware of any pending investigation which might lead to such a claim.

(x) Registration Rights; Lock-up Letters. Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or any other registration statement filed by the Company under the Securities Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Restricted Period referred to in Section 4(r) hereof. Each of the individuals and entities listed on Schedule III has furnished to the Underwriters on or prior to the date hereof a letter or letters relating to sales and certain other dispositions of American Depositary Shares, each representing one Class Z ordinary share, par value of US$0.0001 per share, of the Company (the “ADSs”), Shares or certain other securities, substantially in the form of Exhibit A hereto (the “Lock-up Letters”).

(y) Compliance with Anti-Corruption Laws. None of the Company or any of its subsidiaries or Affiliated Entities or any director or officer of the Company or any of its subsidiaries or Affiliated Entities nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries or Affiliated Entities has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, or taken any action in furtherance of, an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official (including any officer or employee of a government or a government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office); (iii) taken any action, directly or indirectly, that would result in a violation by such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company and its subsidiaries and Affiliated Entities have conducted their businesses in compliance with, and have instituted and maintain and will continue to maintain and enforce policies and procedures designed to ensure compliance with, all applicable anti-bribery and anti-corruption laws (collectively, the “Anti-Corruption Law”).

(z) Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries and Affiliated Entities are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of Currency and Foreign Transactions Reporting Act of 1970, as amended, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong), the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), and the applicable anti-money laundering statutes of all jurisdictions where the Company and its subsidiaries and Affiliated Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or Affiliated Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa) Compliance with OFAC.

(i) Neither the Company nor any of its subsidiaries or Affiliated Entities, nor any director or officer thereof, nor, to the knowledge of the Company, any employee, agent, affiliate or representative of the Company or any of its subsidiaries or Affiliated Entities, is or undertakes any business with an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject or the target of any sanctions administered or enforced by the U.S. Government (including without limitation, the Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Swiss State Secretariat for Economic Affairs (“SECO”) or the Swiss Directorate of International Law, the Monetary Authority of Singapore (“MAS”), the Hong Kong Monetary Authority (“HKMA”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country, region or territory that is, or whose government is, the subject or the target of Sanctions, including, without limitation, the Crimea Region, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the non-government controlled areas of the Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”).

(ii) For the past five years, the Company and its subsidiaries and Affiliated Entities have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any Person that at the time of the dealing or transaction is or was, or whose government was, the subject or the target of Sanctions or with any Sanctioned Country.

(bb) Outbound Investment Rule. Neither the Company nor its subsidiaries and consolidated affiliated entities is a “covered foreign person,” as that term is defined in 31 C.F.R. § 850.209 (“Covered Foreign Person”). Neither the Company nor any of its subsidiaries and consolidated affiliated entities engage, or have plans to engage, in a “covered activity,” as that term is defined in 31 C.F.R. § 850.208, and the Company does not, directly or indirectly, hold a board seat on, have a voting or equity interest in, or have any contractual power to direct or cause the direction of the management or policies of any person or persons (a) that engages or plans to engage in any Covered Activity and (b)(1) from which the Company derives more than 50% of its revenue or net income individually, or as aggregated across such Persons from each of which the Company derives at least $50,000 (or equivalent) of its revenue or net income, on an annual basis, or (2) for which the Company incurs more than 50% of its capital expenditure or operating expenses individually, or as aggregated across such Persons for each of which the Company incurs at least $50,000 (or equivalent) of its capital expenditure or operating expenses, on an annual basis.

(cc) Title to Property. Each of the Company and its Subsidiaries and Affiliated Entities has good and marketable title to all real property (if any) and all personal property owned by them which is material to the business of the Company and its Subsidiaries and Affiliated Entities, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries and Affiliated Entities; and any real property and buildings held under lease by the Company and its Subsidiaries and Affiliated Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries and Affiliated Entities, in each case except as described in the Time of Sale Prospectus.

(dd) Possession of Intellectual Property. The Company and its Subsidiaries and Affiliated Entities own, possess, or have been authorized to use, or can acquire on reasonable terms sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business as now conducted, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company, (i) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its subsidiaries or Affiliated Entities or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries or Affiliated Entities; (ii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company’s or the subsidiaries’ or Affiliated Entities’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (iii) there is no pending or threatened action, suit, proceeding or claim by others that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim, except in each case covered by clauses (i) to (iii) such as would not, if determined adversely to the Company or its subsidiaries or Affiliated Entities, individually or in the aggregate, have a Material Adverse Effect.

(ee) Merger or Consolidation. Neither the Company nor any of its subsidiaries or Affiliated Entities is a party to any memorandum of understanding, letter of intent, definitive agreement or any similar agreements with respect to a merger or consolidation or an acquisition or disposition of assets, technologies, business units or businesses which is required to be described in the Registration Statement, the Time of Sale Prospectus and the Prospectus and which is not so described.

(ff) Termination of Contracts. Neither the Company nor any of its Subsidiaries or Affiliated Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Time of Sale Prospectus and the Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of its Subsidiaries or Affiliated Entities, or to the knowledge of the Company after due inquiry, by any other party to any such contract or agreement.

(gg) Cybersecurity. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases of the Company and its Subsidiaries and Affiliated Entities (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries and Affiliated Entities as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company has implemented and maintained adequate controls, policies, procedures, and safeguards to maintain and protect its and its users’ confidential information and the integrity, continuous operation, redundancy and security of all IT Systems, including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”), used in connection with its business, and there have been no material breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability. As of the date hereof, (i) neither the Company nor any of its Subsidiaries or Affiliated Entities is currently subject to any ongoing cybersecurity review by the CAC or any other regulatory authority of the PRC; (ii) the Company is not aware of any pending or threatened cybersecurity review by the CAC on the Company or any of its Subsidiaries or Affiliated Entities; (iii) neither the Company nor any of its Subsidiaries or Affiliated Entities has received any enquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or any other applicable rules or regulations from the CAC or any other regulatory authority of the PRC, except for those in the ordinary course of business that would not reasonably be expected to have a Material Adverse Effect; and (iv) neither the Company nor any of its Subsidiaries or Affiliated Entities has received any objection to this Offering or the transactions contemplated under this Agreement. The Company and its Subsidiaries and Affiliated Entities are presently in material compliance with all applicable laws, judgments, orders, rules and regulations of any governmental body, agency or court (including the Cyber Security Law, Data Security Law and Personal Information Protection Law of the PRC, and the related regulations and rules). To the Company’s best knowledge, there is no breach of its internal policies and contractual obligations relating to the privacy and security of IT Systems or any unauthorized use, access, misappropriation or modification of Personal Data by any person which would have a Material Adverse Impact.

(hh) Absence of Labor Dispute; Compliance with Labor Law. No material labor dispute with the employees of the Company or any of its Subsidiaries or Affiliated Entities exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers or contractors of the Company and its Subsidiaries and Affiliated Entities that could have a Material Adverse Effect. The Company and its subsidiaries and Affiliated Entities are and have been at all times in material compliance with all applicable labor laws and regulations, and no governmental investigation or proceedings with respect to labor law compliance exists, or, to the knowledge of the Company, is imminent.

(ii) Insurance. Each of the Company, its Subsidiaries and Affiliated Entities have in place all the mandatory insurance policies required by applicable PRC laws and regulations as the Company deems customary for the businesses in which they are engaged; all such insurance insuring the Company or its Subsidiaries and Affiliated Entities is in full force and effect; the Company and its Subsidiaries and Affiliated Entities are in compliance with the terms of all such insurance in all material respects; neither the Company nor any of its Subsidiaries and Affiliated Entities has been refused any material insurance coverage sought or applied for; and neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(jj) Possession of Licenses and Permits. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, each of the Company and its Subsidiaries and Affiliated Entities possesses all material licenses, consents, certificates, authorizations, declarations, approvals and permits issued by, and has made all necessary reports to and filings with, the appropriate national, provincial local or foreign regulatory authorities necessary to conduct their respective businesses; each of the Company and its Subsidiaries and Affiliated Entities is in compliance with the terms and conditions of all such licenses, consents, certificates, authorizations, declarations, approvals and permits; such licenses, consents, certificates, authorizations, declarations, approvals and permits are valid and in full force and effect and contain no materially burdensome restrictions or conditions not described in the Time of Sale Prospectus; neither the Company nor any of its Subsidiaries or Affiliated Entities has received any notice of proceedings relating to the revocation or modification of any such license, consent, certificate, authorization, declaration, approval or permit; neither the Company nor any of its Subsidiaries or Affiliated Entities has any reason to believe that any such license, consent, certificate, authorization, declaration, approval or permit will not be renewed in the ordinary course except for such failure to renew that would not have a Material Adverse Effect.

(kk) Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or its subsidiaries or Affiliated Entities on the one hand and their respective shareholders, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the Time of Sale Prospectus.

(ll) PFIC Status. Based upon the composition of the Company’s income and assets and projections as to the value of its assets, including goodwill and other unbooked intangibles not reflected on its balance sheet, the Company does not presently expect to be a Passive Foreign Investment Company (“PFIC”) for U.S. federal income tax purposes for the current taxable year.

(mm) No Transaction or Other Taxes. No transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties are payable by or on behalf of the Underwriters to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof or therein, any other jurisdiction in which the Company is organized, incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes, any jurisdiction from or through which a payment is made by or on behalf of the Company or any political subdivision thereof or therein having the authority to tax, in connection with (i) the creation, allotment and issuance of the Shares to be sold in the Offering, (ii) the sale and offering of the Shares by the Underwriters in the manner contemplated herein outside the PRC, or (iii) the execution, delivery or performance of this Agreement, except that Cayman Islands and PRC stamp duty may be payable in the event that this Agreement is executed in or brought within the jurisdiction of the Cayman Islands or the PRC, as applicable.

(nn) Independent Accountants. PricewaterhouseCoopers Zhong Tian LLP, whose reports on the consolidated financial statements of the Company are included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, are independent registered public accountants with respect to the Company as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board.

(oo) Financial Statements. The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and schedules thereto, present fairly the consolidated financial position of the Company as of the dates indicated and the consolidated results of operations, cash flows and changes in shareholders’ equity of the Company for the periods specified and have been prepared in compliance as to form in all material respects with the applicable accounting requirements of the Securities Act and the related rules and regulations adopted by the Commission and in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial data contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company, and all disclosures regarding “Non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission) comply to the extent applicable with Item 10 of Regulation S-K of the Securities Act; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Prospectus or the Prospectus that are not included as required; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(pp) Critical Accounting Estimates. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Time of Sale Prospectus and the Prospectus accurately and fairly describes (i) the material judgments and uncertainties affecting the application of critical accounting policies; (ii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (iii) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (iv) all off-balance sheet commitments and arrangements of the Company and its subsidiaries and Affiliated Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting estimates as described in the Time of Sale Prospectus and the Prospectus and have consulted with its independent accountants with regards to such disclosure; the financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related notes and scheduled thereto, accurately and fairly describes the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment.

(qq) Internal Controls and Compliance with the Sarbanes-Oxley Act. The Company and its subsidiaries and Affiliated Entities and the Company’s Board of Directors (the “Board”) are in compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) to the extent applicable. Except as disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus, the Company maintains a system of internal controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(rr) Disclosure Controls; Exchange Act. The Company has established and maintains and evaluates disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company, its subsidiaries and its Affiliated Entities is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established.

(ss) Absence of Accounting Issues. The Company has not received any notice, oral or written, from the Board stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

(tt) Third-party Data. Any statistical, industry-related and market-related data included in the Time of Sale Prospectus or Prospectus are based on or derived from sources that the Company reasonably and in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(uu) Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement or the Exchange Act Registration Statement or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required.

(vv) Payments of Dividends; Payments in Foreign Currency. Except as described in the Time of Sale Prospectus, (i) none of the Company nor any of its Subsidiaries or Affiliated Entities is prohibited, directly or indirectly, from (1) paying any dividends or making any other distributions on its share capital, (2) making or repaying any loan or advance to the Company or any other Subsidiary or Affiliated Entity or (3) transferring any of its properties or assets to the Company or any other Subsidiary or Affiliated Entity; (ii) all dividends and other distributions declared and payable upon the share capital of the Company or any of its Subsidiaries or Affiliated Entities and all payments under this Agreement (1) may be converted into foreign currency that may be freely transferred out of any such entity’s jurisdiction of incorporation or tax residence, (2) may be made without the necessity of obtaining any consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, any of the Subsidiaries or the Affiliated Entities or any of their respective properties, assets or operations, and (3) are not and will not be subject to withholding, value added or other taxes under the currently effective laws and regulations of any such entity’s jurisdiction of incorporation or tax residence; (iii) any enterprise income tax, if applicable to the Company or any other Subsidiary or Affiliated Entity, has been fully paid; (iv) any withholding tax has been duly withheld; (v) the Company or any other Subsidiary or Affiliated Entity has duly obtained, and maintained effective, its foreign exchange registration; (vi) the allocations to statutory reserves by the Company or any other Subsidiary or Affiliated Entity have been duly made; and (vii) the remittance of such dividends outside of the PRC complies with the procedures required under the PRC laws relating to foreign exchange.

(ww) Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the Time of Sale Prospectus and the Prospectus, each of the Company and its subsidiaries and Affiliated Entities has complied, and has made its best efforts to ensure compliance by each of its shareholders, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, as known to the Company, to comply with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange) (the “SAFE”) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, as known to the Company, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(xx) M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the SAFE on August 8, 2006, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors and each such director has confirmed that he or she understands such legal advice. Except as described in the Time of Sale Prospectus and the Prospectus, the listing and trading of the ADSs on the Nasdaq Global Select Market and of the Shares on the Hong Kong Stock Exchange and the consummation of the transactions contemplated by this Agreement are not and will not be, as of the date hereof or at the Closing Date, adversely affected by the PRC Mergers and Acquisitions Rules.

(yy) Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

(zz) Absence of Manipulation. None of the Company or its subsidiaries or Affiliated Entities or any of their respective directors or officers, or, to the knowledge of the Company, affiliates or controlling persons has taken, directly or indirectly, any action which was designed to cause or result in, or that has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the Offering or breach of insider dealing or market misconduct laws of Hong Kong (including SFO).

(aaa) No Sale, Issuance and Distribution of Shares. Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Securities Act, other than Shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(bbb) No Immunity. None of the Company or any of its subsidiaries or Affiliated Entities or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, Hong Kong, the PRC or the State of New York, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, Hong Kong, the PRC, New York or United States federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement.

(ccc) Validity of Choice of Law. The choice of the laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the Cayman Islands, Hong Kong and the PRC and will be honored by courts in the Cayman Islands, Hong Kong and the PRC, subject to the requirements and public policy considerations as set forth in applicable provisions of PRC Laws. The Company has the power to submit, and pursuant to Section 9 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York Court (as defined in Section 9) and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in any such court; and the Company has the power to designate, appoint and empower, and pursuant to Section 9 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and empowered, an authorized agent for service of process in any action arising out of or relating to this Agreement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus or the Registration Statement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 9 hereof.

(ddd) Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein would be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and the PRC, provided that (i) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is not in respect of taxes, a fine or a penalty, and (D) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) with respect to courts of the PRC, subject to compliance with relevant treaties or other form of reciprocity between the PRC and other jurisdictions and civil procedural requirement in the PRC (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, public interest, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or the PRC.

(eee) No Finder’s Fee. There are no contracts, agreements or understandings between the Company or its subsidiaries or Affiliated Entities and any person that would give rise to a valid claim against the Company or its subsidiaries or Affiliated Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the Offering, or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and its subsidiaries and Affiliated Entities or any of their respective officers, directors, shareholders, partners, employees or affiliates that may affect the Underwriters’ compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(fff) No Broker-Dealer Affiliation. There are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of its subsidiaries or Affiliated Entities or any of their respective officers, directors or, to the knowledge of the Company, 10% or greater security holders or, to the knowledge of the Company, any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date that the Registration Statement was initially filed with the Commission.

(ggg) Representation of Officers. Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel to the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.

(hhh) Tax Filings. The Company and each of its Subsidiaries and Affiliated Entities have filed all national, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof and have paid all taxes required to be paid thereon or otherwise assessed (except for cases in which the failure to file or pay would not have a Material Adverse Effect, or, except as currently being contested in good faith and for which adequate reserves have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries and the Affiliated Entities which has had (nor does the Company nor any of its Subsidiaries or Affiliated Entities have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries or Affiliated Entities and which could reasonably be expected to have) a Material Adverse Effect.

(iii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(jjj) Exchange Act. The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and timely files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

2. Terms of the Offering. The Company is advised by the Underwriters that the Underwriters propose to make an offering of their respective portion of the Shares as soon as after this Agreement becomes effective. For the avoidance of doubt, there is no new issuance of Shares in the Offering and the Company will not pay any fee to the Underwriters in connection with the Offering. If the Notes Offering is not consummated such that the Notes Purchase Agreement is terminated without issuance of the Notes, the Offering and this Agreement will terminate.

3. Conditions to the Underwriters’ Obligations. The obligations of the Underwriters are subject to the following further conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries and Affiliated Entities, taken as a whole, from that set forth in the Time of Sale Prospectus that, in the judgment of the Underwriters, is material and adverse and that makes it, in the judgment of the Underwriters, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date, a certificate, dated such date, signed by an executive officer of the Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date, and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date (and the officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened).

(c) The Underwriters shall have received on the Closing Date, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus, in the form of Exhibit B hereto.

(d) The Underwriters shall have received on the Closing Date, an opinion and negative assurance letter of Skadden, Arps, Slate, Meagher & Flom LLP, U.S. counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(e) The Underwriters shall have received on the Closing Date, an opinion of Walkers (Hong Kong), Cayman Islands counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(f) The Company shall have received on the Closing Date, an opinion of Jingtian & Gongcheng, PRC counsel for the Company, dated the Closing Date, a copy of which shall have been provided to the Underwriters, in form and substance reasonably satisfactory to the Underwriters.

(g) The Underwriters shall have received on the Closing Date, an opinion of Skadden, Arps, Slate, Meagher & Flom, Hong Kong counsel for the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

At the request of the Company, the opinions of counsel for the Company described above (except for the opinion of the PRC counsel for the Company) shall be addressed to the Underwriters and shall so state therein.

(h) The Underwriters shall have received on the Closing Date, an opinion and negative assurance letter of Latham & Watkins LLP, U.S. counsel for the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(i) The Underwriters shall have received on the Closing Date, an opinion of Commerce & Finance Law Offices, PRC counsel for the Underwriter, dated the Closing Date, in form and substance satisfactory to the Underwriters.

(j) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated such date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers Zhong Tian LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(k) The Lock-up Letters shall have been delivered to the Underwriters on or before the date hereof.

(l) If the Company elects to rely upon Rule 462(b) under the Securities Act, the Company shall have filed a Rule 462 Registration Statement with the Commission in compliance with Rule 462(b) promptly after 4:00 p.m., New York City time, on the date of this Agreement, and the Company shall have at the time of filing either paid to the Commission the filing fee for the Rule 462 Registration Statement or given irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act.

(m) The Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective.

(n) The Registration Statement shall have become effective on the date hereof , and no stop order suspending the effectiveness of the Registration Statement, any Rule 462 Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(o) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(p) All conditions to closing under the Notes Purchase Agreement on the Closing Date shall have been satisfied and the closing of the transactions to be consummated on the Closing Date under the Notes Purchase Agreement shall have occurred substantially concurrently with the consummation of the Offering.

(q) The Underwriters shall have received all the Shares to be sold hereunder prior to the Closing Date.

(r) On the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the Time of Sale Prospectus and the Prospectus, issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

4. Covenants of the Company. The Company, in addition to its other agreements and obligations hereunder, covenants with the Underwriters as follows:

(a) To file the Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A and 430B under the Securities Act.

(b) To furnish to the Underwriters, without charge, six signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and for delivery to each other Underwriters a conformed copy of the Registration Statement (without exhibits thereto and documents incorporated by reference therein) and to furnish to the Underwriters in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 4(f) or 4(g) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as the Underwriters may reasonably request.

(c) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Underwriters reasonably objects, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(d) To furnish to the Underwriters a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which the Underwriters reasonably objects.

(e) Without the prior consent of the Underwriters, not to take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder.

(f) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(g) If, during such period after the first date of the offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by the Underwriters or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Underwriters will furnish to the Company) to which Shares may have been sold by the Underwriters on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

(h) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters shall reasonably request.

(i) To advise the Underwriters promptly and confirm such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, any Time of Sale Prospectus, Prospectus or free writing prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible.

(j) To make generally available to the Company’s security holders and to the Underwriters as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, but not limited to, Rule 158 under the Securities Act).

(k) During the period when the Prospectus is required to be delivered under the Securities Act, to file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder; during the five-year period after the date of this Agreement, to furnish to the Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and to furnish to the Underwriters (i) as soon as available, a copy of each report of the Company filed with or furnished to the Commission under the Exchange Act or mailed to shareholders, and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its EDGAR reporting system, it is not required to furnish such reports or statements filed through EDGAR to the Underwriters.

(l) Not to, and to cause each of its subsidiaries and Affiliated Entities not to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company in connection with the Offering.

(m) Not to knowingly take any action prohibited by Regulation M under the Exchange Act in connection with the Offering.

(n) To indemnify and hold harmless the Underwriters against any transaction, stamp, capital or other issuance, registration, transaction, transfer, withholding or other taxes or duties, including any interest and penalties, imposed under the laws of the PRC, Hong Kong, or the Cayman Islands or any political subdivision or taxing authority thereof or therein, any other jurisdiction in which the Company is organized, incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes, any jurisdiction from or through which a payment is made by or on behalf of the Company or any political subdivision thereof or therein having the authority to tax, on the execution and delivery of, and the performance of the obligations (including the offering and sale of the Shares by the Underwriters in the manner contemplated by this Agreement and the Prospectus) under, this Agreement and on bringing any such document within any jurisdiction. All payments to be made by or on behalf of the Company under this Agreement shall be paid free and clear of, and without deduction or withholding for or on account of, any and all Taxes, except as required by applicable laws. If any Taxes are required by applicable laws to be deducted or withheld in connection with payments to the Underwriters (each a “Taxable Person”), or a Taxable Person is required by any PRC government authority to pay any taxes imposed by the PRC or any political subdivision or taxing authority thereof or therein (“PRC Taxes”) as a result of this Agreement, the Company will pay an additional amount to such Taxable Person so that the full amount of such payments as agreed herein to be paid to such Taxable Person is received by such Taxable Person, except that no additional amounts shall be payable in respect of (i) any taxes that would not have been imposed but for a present or former connection between the recipient of such payment and a PRC government authority other than a connection arising solely from such recipient having executed, delivered or performed its obligations, or received a payment, under this Agreement or from the enforcement of this Agreement or (ii) any taxes that would not have been imposed but for the failure of the recipient of such payment to use reasonable efforts to comply, upon commercially reasonable request by the Company, with any certification, identification or other reporting requirements concerning the nationality, residence, identity or connection with the taxing jurisdiction of the recipient if such compliance is required or imposed by law as a precondition to an exemption from, or reduction in such taxes. The Company will further, if requested by such Taxable Person and to the extent commercially practicable, give such assistance as such Taxable Person may reasonably request to assist such Taxable Person in discharging its obligations in respect of such PRC Taxes.

(o) (i) Following the consummation of the Offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Shares, if any; and (ii) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(p) To comply with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause holders of its ordinary shares that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(q) To implement and maintain content control and other measures in compliance with PRC laws and regulations concerning information dissemination on the Internet and user privacy protection.

(r) Without the prior written consent of the Underwriters, not to, during the period ending 90 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares, ADSs or any securities convertible into or exercisable or exchangeable for Shares or ADSs or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Shares or ADSs, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares, ADSs or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any Shares, ADSs or any securities convertible into or exercisable or exchangeable for Shares or ADSs.

The restrictions contained in the preceding paragraph shall not apply to (A) the issuance of the Notes, the Shares to be issued upon conversion thereof, (B) the grant of share-based awards and the issuance by the Company of Shares upon the exercise of an option or other share-based right or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters has been advised in writing, or (C) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of ADSs or Shares, provided that (i) such plan does not provide for the transfer of ADSs or Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of ADSs or Shares may be made under such plan during the Restricted Period.

(s) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Shares have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the offering of the Shares to continue without interruption; references herein to the Registration Statement shall include the new registration statement declared effective by the Commission.

(t) The Company will promptly provide the Underwriters as its request, with all such information known to it or which on reasonable enquiry ought to be known to it relating to the Company and its subsidiaries and Affiliated Entities as may be required by the Underwriters in connection with the transactions entered into or to be entered into pursuant to this Agreement for the purpose of complying with any applicable law, regulation or direction (including the information which may be necessary for the Underwriters to enable it to confirm the independence of the prospective purchasers, and the establishment of any defense to any action under any of the same, whether relating to due diligence or otherwise) or any requirement of the Hong Kong Stock Exchange or any other applicable regulatory body.

(u) The Company confirms that, as far as it is aware, none of the prospective purchasers and their respective beneficial owners is or will immediately upon the closing of the Offering be (i) a substantial shareholder (within the meaning of the Listing Rules) of the Company, (ii) otherwise a connected person (within the meaning of the Listing Rules) of the Company, or (iii) acting in concert (within the meaning of the Hong Kong Codes on Takeovers and Mergers and Share Buy-backs) with any of the Company’s connected persons, and the prospective purchasers and their respective beneficial owners are independent of, and not connected with the Company or any of the above persons. The Company will use its reasonable endeavors to ensure that none of the Company or any of its connected persons has funded or backed (directly or indirectly) the purchase of the Shares by any prospective purchasers nor have the Company or any of its connected persons instructed any prospective purchasers in relation to the acquisition, disposal, voting or other disposition of securities of the Company, and none of the Company, and any of its directors, officers and employees is or has been participating in screening or selecting prospective purchasers for the sale of the Shares (unless such involvement is limited to due diligence enquiries by the Underwriters regarding the independence of the prospective purchasers). Without limitation to the generality of the aforesaid, the Company shall promptly inform the Underwriters in writing if it is aware of any intention of any persons falling within Section 4(u) hereof to purchase, directly or indirectly, any of the Shares to be sold.

5. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Shares, all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 4(h) hereof, including filing fees, reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (iii) the costs and charges of any transfer agent, registrar or depositary, (iv) the document production charges and expenses associated with printing this Agreement and (v) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in Section 4(m) and Section 6 entitled “Indemnity and Contribution,” the Underwriters will pay all of their costs and expenses, including the fees and disbursements of counsel to the Underwriters and any advertising expenses connected with any offers they may make.

The provisions of this Section 5 shall not supersede or otherwise affect any agreement that the Company may otherwise have for the allocation of such expenses among themselves.

6. Indemnity and Contribution.

(a) The Company agrees to indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, each director, officer and employee of any of the foregoing, the selling agents of each Underwriter, and each person that controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse each Underwriter and each director, officer, employee or controlling person of the respective Underwriters promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in conformity with the Underwriter Information (as defined in Section 6(b) hereof).

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, and officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to information furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any issuer free writing prospectus, any road show or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the name of the Underwriter (the “Underwriter Information”).

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 6(a) or 6(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing (provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 6 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 8). Counsel to the indemnified parties shall be selected by the indemnified parties. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters and their respective directors, officers and employees, such firm shall be designated in writing by the Underwriters. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) To the extent the indemnification provided for in Section 6(a) or 6(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective number of Shares they have offered and sold hereunder, and not joint.

(e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 6(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 6 and Section 4(m) and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of (a) the Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, or (b) the Company, its officers or directors or any person controlling the Company, and (iii) delivery of any of the Shares to purchasers by the Underwriters.

7. Termination. The Underwriters may terminate this Agreement by notice given to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, NYSE American, the Nasdaq Global Select Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or The Hong Kong Stock Exchange, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other government authority, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in commercial banking, securities settlement, payment or clearance services in the United States, the PRC or the Cayman Islands or with respect to Clearstream or Euroclear systems in Europe shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by United States Federal, New York State, PRC or Cayman Islands authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis or any change or development involving a prospective change in the national or international political, financial or economic conditions that, in the judgment of the Underwriters, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Underwriters, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus or to enforce contracts for the sale of the Shares.

8. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all accountable out-of-pocket expenses (including the fees and disbursements of their counsel) actually incurred by the Underwriters in connection with this Agreement or the Offering contemplated hereunder.

9. Submission to Jurisdiction; Appointment of Agent for Service. The Company hereby irrevocably submits to the non-exclusive jurisdiction of the U.S. federal and state courts in the Borough of Manhattan in The City of New York (each, a “New York Court”) in any suit or proceeding arising out of or relating to this Agreement or any transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or any transactions contemplated hereby in the New York Courts, and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. To the extent that the Company has or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Company irrevocably waives, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding. The Company irrevocably appoints Cogency Global Inc. as its authorized agent (the “Authorized Agent”) in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process in any manner permitted by applicable law upon such agent shall be deemed in every respect effective service of process in any manner permitted by applicable law upon the Company, as the case may be, in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

10. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligations of the Company pursuant to this Agreement with respect to any sum due from it to any Underwriter or any person controlling any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Underwriter or controlling person of any sum in such other currency, and only to the extent that such Underwriter or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Underwriter or controlling person hereunder, the Company agrees as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter or controlling person hereunder, such Underwriter or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter or controlling person hereunder.

11. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

12. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the Offering, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and the Offering.

13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including in portable document format (.pdf) or any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

14. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

16. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Underwriters at:

Goldman Sachs (Asia) L.L.C.

68th Floor, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Morgan Stanley Asia Limited

46/F, International Commerce Center

1 Austin Road West, Kowloon

Hong Kong

if to the Company shall be delivered, mailed or sent to:

Bilibili Inc.,

Building 3, Guozheng Center

No. 485 Zhengli Road

Yangpu District

Shanghai

People’s Republic of China;

Attention: Xin Fan

17. Parties at Interest. The Agreement set forth has been and is made solely for the benefit of the Underwriters, the Company and to the extent provided in Section 6 hereof the controlling persons, partners, directors and officers referred to in such sections and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriters) shall acquire or have any rights under or by virtue of this Agreement.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees to each of the following:

(a) No Other Relationship. Each of the Underwriters has been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any of the Underwriters has advised or are advising the Company on other matters.

(b) Arms’ Length Negotiations. The price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement.

(c) Absence of Obligation to Disclose. The Company has been advised that each of the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that each of the Underwriters has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship.

(d) Waiver. The Company waives, to the fullest extent permitted by law, any claims it may have against each of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in relation to this Agreement and the transactions contemplated hereby and agrees that none of the Underwriters shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company.

19. Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnity agreement of the Underwriters contained in Section 6(b) of this Agreement shall be deemed to be for the benefit of its directors, its officers who have signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 19, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

20. Partial Unenforceability. The invalidity or unenforceability of any section, subsection, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, subsection, paragraph or provision hereof. If any section, subsection, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21. Amendments. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

22. Recognition of the U.S. Special Resolution Regimes.

(a) If any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) If any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) In this Section 22:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(A) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(B) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(C) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow]

Very truly yours,

BILIBILI INC.

By:	/s/ Rui Chen
Name: Rui Chen
Title: Chairman and the Board of Directors and Chief Executive Officer

[Signature page to Underwriting Agreement]

Accepted as of the date hereof

By:	GOLDMAN SACHS (ASIA) L.L.C.
(Incorporated in Delaware, U.S.A. with limited liability)

By:	/s/ Dawei Huang
Name: Dawei Huang
Title: Managing Director

Accepted as of the date hereof

By:	MORGAN STANLEY ASIA LIMITED

By:	/s/ Crystal Zhu
Name: Crystal Zhu
Title: Managing Director

Schedule I

Time of Sale Prospectus

1.	Base prospectus dated January 9, 2023 relating to the Shelf Securities

2.	Preliminary prospectus supplement dated May 21, 2025 relating to the Shares

Schedule II-A

SUBSIDIARIES OF THE COMPANY

II-A-1

Schedule II-B

AFFILIATED ENTITIES OF THE COMPANY

II-B-1

Schedule III

LIST OF LOCKED-UP PARTIES

III-1

Exhibit A

FORM OF LOCK-UP LETTER

A-1

Exhibit B

FORM OF CHIEF FINANCIAL OFFICER’S CERTIFICATE

B-1